Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-232793) of Gol Linhas Aéreas Inteligentes S.A. and in the related Prospectus of our report dated March 13, 2019, with respect to the consolidated financial statements of Gol Linhas Aéreas Inteligentes S.A., included in its Annual Report on Form 20-F for the year ended December 31, 2019.

/s/ ERNST & YOUNG

Auditores Independentes S.S.

São Paulo, Brazil

June 29, 2020